     As filed with the Securities and Exchange Commission on May 3, 2002
                                                      Registration No. 333-85978

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                   AMENDMENT
                                NO.1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   -----------



                          FOX ENTERTAINMENT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                  95-4066193
   (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 852-7111
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             Arthur M. Siskind, Esq.
                          Fox Entertainment Group, Inc.
               Senior Executive Vice President and General Counsel
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 852-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:
                             Jeffrey W. Rubin, Esq.
                             Hogan & Hartson L.L.P.
                                551 Fifth Avenue
                            New York, New York 10176
                      (212) 661-6500 / (212) 697-6686 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


                                                              Proposed
                                                              maximum            Proposed
                                                             aggregate            maximum
                                       Amount to               price             aggregate
    Title of each class of                 be                 per unit           offering             Amount of
 securities to be registered         registered (1)            (1)(2)          price (1)(3)       registration fee
Class A Common Stock, par
value $.01 per share (4)(5)
Debt Securities (4)(5)
Total                                $2,500,000,000              100%           $2,500,000,000        $230,000(6)



(1) Pursuant to General Instruction II.D. of Form S-3 the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(2) The proposed maximum aggregate price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee.

(4) There is being registered hereunder an indeterminate number of shares of Class A Common Stock and an indeterminate principal amount of debt securities or issue price of debt securities issued at original issue discount, as shall have an aggregate initial offering price not to exceed $2,500,000,000.

(5) In addition to the securities that are being issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of Class A Common Stock as may be issued upon conversion or exchange of the debt securities issued directly hereunder. No separate consideration will be received for any shares of the Class A Common Stock so issued upon conversion or exchange.

(6) Previously paid in connection with the initial filing of this Registration Statement on April 10, 2002.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC acting pursuant to said Section 8(a) may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following is an itemization of all expenses (other than underwriting discounts and commissions), all of which are estimated except the SEC Registration Fee, incurred or expected to be incurred by us in connection with the issuance and distribution of the Class A Common Stock and debt securities being offered hereby:


        SEC Registraiton Fee                                 $230,000
        Printing Costs for Registration Statement,
          prospectus and related documents                     50,000
        Accounting Fees and Expenses                          150,000
        Legal Fees and Expenses                               150,000
        Rating Agency Fee                                      75,000
        Trustees' Fees                                         50,000
        Miscellaneous                                          50,000
                                                          -----------
        Total                                                $755,000

Item 16. Exhibits

(a)      The following are exhibits to this Registration Statement:


Exhibit No.                                                   Description
-----------                                                   -----------

1                  Form of Underwriting Agreement (1)
3.1                Restated Certificate of Incorporation of Fox Entertainment Group, Inc., dated November 6, 1998 (2)
3.2                Amended By-Laws of Fox Entertainment Group, Inc. (2)
4.1                Form of Indenture for Senior Debt Securities (3)
4.2                Form of Indenture for Subordinated Debt Securities (3)
5                  Opinion of Hogan & Hartson L.L.P. (3)
12                 Computation of Ratio of Earnings to Fixed Charges (4)
23.1               Consent of Arthur Andersen LLP regarding Fox Entertainment Group, Inc. (4)
23.2               Consent of Arthur Andersen LLP regarding Fox Family Worldwide, Inc. (4)
23.3               Consent of PricewaterhouseCoopers LLP regarding Chris-Craft Industries, Inc. (4)
23.4               Consent of PricewaterhouseCoopers LLP regarding BHC Communications, Inc. (4)
23.5               Consent of PricewaterhouseCoopers LLP regarding United Television, Inc. (4)
23.6               Consent of Hogan & Hartson L.L.P. (contained in the opinion filed as Exhibit 5)
24                 Power of Attorney (included on the signature pages hereto)
25                 Form T-1 Statement of Eligibility of Trustee (1)

----------------------------
(1) To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
(2) Incorporated herein by reference from the Registration Statement on Form S-1 of Fox Entertainment Group, Inc., filed November 6, 1998 (File No. 333-61515).

(3)  Filed herewith.
(4)  Previously filed.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 2, 2002.

                         FOX ENTERTAINMENT GROUP, INC.

                         By: /s/ K. Rupert Murdoch
                             ------------------------------
                             K. Rupert Murdoch
                             Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                  Signature                                      Title                        Date
                  ---------                                      -----                        ----

     /s/ K. Rupert Murdoch                     Chief Executive Officer and Director       May 2, 2002
     ----------------------------------
     K. Rupert Murdoch                         (Principal Executive Officer)

     /s/ David F. DeVoe                        Chief Financial Officer and Director      May 2, 2002
     ----------------------------------
     David F. DeVoe                            (Principal Financial Officer and
                                               Principal Accounting Officer)



     /s/ Peter Chernin                         Director                                  May 2, 2002
     ----------------------------------
     Peter Chernin



     /s/ Arthur M. Siskind                     Director                                  May 2, 2002
     ----------------------------------
     Arthur M. Siskind



     /s/ Lachlan Murdoch                       Director                                  May 2, 2002
     ----------------------------------
     Lachlan Murdoch



     /s/ Christos Cotsakos                     Director                                  May 2, 2002
     ----------------------------------
     Christos Cotsakos



     /s/ Thomas W. Jones                       Director                                  May 2, 2002
     ----------------------------------
     Thomas W. Jones

                                INDEX TO EXHIBITS


Exhibit No.                                                   Description
-----------                                                   -----------

1                  Form of Underwriting Agreement (1)
3.1                Restated Certificate of Incorporation of Fox Entertainment Group, Inc., dated November 6, 1998 (2)
3.2                Amended By-Laws of Fox Entertainment Group, Inc. (2)
4.1                Form of Indenture for Senior Debt Securities (3)
4.2                Form of Indenture for Subordinated Debt Securities (3)
5                  Opinion of Hogan & Hartson L.L.P. (3)
12                 Computation of Ratio of Earnings to Fixed Charges (4)
23.1               Consent of Arthur Andersen LLP regarding Fox Entertainment Group, Inc. (4)
23.2               Consent of Arthur Andersen LLP regarding Fox Family Worldwide, Inc. (4)
23.3               Consent of PricewaterhouseCoopers LLP regarding Chris-Craft Industries, Inc. (4)
23.4               Consent of PricewaterhouseCoopers LLP regarding BHC Communications, Inc. (4)
23.5               Consent of PricewaterhouseCoopers LLP regarding United Television, Inc. (4)
23.6               Consent of Hogan & Hartson L.L.P. (contained in the opinion filed as Exhibit 5)
24                 Power of Attorney (included on the signature pages hereto)
25                 Form T-1 Statement of Eligibility of Trustee (1)

----------------------------

(1) To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
(2) Incorporated herein by reference from the Registration Statement on Form S-1 of Fox Entertainment Group, Inc., filed November 6, 1998 (File No. 333-61515).
(3)  Filed herewith.
(4)  Previously filed.